Certified Copy 6/5/2026 12:43:35 PM Work Order Number: W2026060501235 Reference Number: 20265794104 Through Date: 6/5/2026 12:43:35 PM Corporate Name: Strive, Inc. The undersigned filing officer hereby certifies that the attached copies are true and exact  copies of all requested statements and related subsequent documentation filed with the   Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20265794095 Amended Certification of Stock Designation After Issuance of Class/Series - 06/05/2026 2       Certified By: Rene Richardson Certificate Number: B202606056730297 You may verify this certificate  online at  https://www.nvsilverflume.gov/home Respectfully, FRANCISCO V. AGUILAR  Nevada Secretary of State   FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA   OFFICE OF THE SECRETARY OF STATE C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings

Filed in the Office of Secretary of State State Of Nevada Business Number E21638682022-8 Filing Number 20265794095 Filed On 6/5/2026 12:17:00 PM Number of Pages 2